EXHIBIT 99 (a)
                     WASHINGTON MUTUAL INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                              Three Months Ended    Six Months Ended
                                                                    June 30,             June 30,
                                                            ------------------------------------------
                                                                 2001       2000       2001     2000
------------------------------------------------------------------------------------------------------
                                                                             (in millions)
Earnings, Including Interest on Deposits (1):
     Income before income tax expense                          $ 1,267     $   773  $ 2,281   $ 1,495
     Fixed charges                                               2,283       2,282    4,859     4,514
                                                            ------------------------------------------
                                                               $ 3,550     $ 3,055  $ 7,140   $ 6,009
                                                            ==========================================
Fixed charges (1):
     Interest expense                                          $ 2,263     $ 2,270  $ 4,818   $ 4,489
     Estimated interest component of net rental expense             20          12       41        25
                                                            ------------------------------------------
                                                               $ 2,283     $ 2,282  $ 4,859   $ 4,514
                                                            ==========================================
Ratio of earnings, including interest on deposits,
     to fixed charges (2)                                         1.56        1.34     1.47      1.33
                                                            ==========================================



Earnings, Excluding Interest on Deposits:
     Income before income tax expense                          $ 1,267     $   773  $ 2,281   $ 1,495
     Fixed charges                                               1,460       1,479    3,149     2,923
                                                            ------------------------------------------
                                                               $ 2,727     $ 2,252  $ 5,430   $ 4,418
                                                            ==========================================
Fixed charges:
     Interest expense                                          $ 2,263     $ 2,270  $ 4,818   $ 4,489
     Less interest on deposits                                    (823)       (803)  (1,710)   (1,591)
     Estimated interest component of net rental expense             20          12       41        25
                                                            ------------------------------------------
                                                               $ 1,460     $ 1,479  $ 3,149   $ 2,923
                                                            ==========================================
Ratio of earnings, excluding interest on deposits,
     to fixed charges (2)                                         1.87        1.52     1.72      1.51
                                                            ==========================================




(1)  As defined in Item 503 (d) of Regulation S-K.
(2)  These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt.
     Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.

                                 EXHIBIT 99 (b)
                     WASHINGTON MUTUAL INC. AND SUBSIDIARIES
    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS



--------------------------------------------------------------------------------------------------------
                                                            Three Months Ended      Six Months Ended
                                                                 June 30,                June 30,
                                                       -------------------------------------------------
                                                             2001        2000        2001       2000
--------------------------------------------------------------------------------------------------------
                                                                           (in millions)
Earnings, Including Interest on Deposits (1):
     Income before income tax expense                         $ 1,267     $   773    $ 2,281    $ 1,495
     Fixed charges                                              2,283       2,282      4,859      4,514
                                                          ----------------------------------------------
                                                              $ 3,550     $ 3,055    $ 7,140    $ 6,009
                                                          ==============================================

Preferred dividends (2)                                       $     3     $     -    $     5    $     -

Fixed charges (1):
     Interest expense                                         $ 2,263     $ 2,270    $ 4,818    $ 4,489
     Estimated interest component of net rental expense            20          12         41         25
                                                          ----------------------------------------------
                                                                2,283       2,282      4,859      4,514
                                                          ----------------------------------------------

Fixed charges and preferred dividends                         $ 2,286     $ 2,282    $ 4,864    $ 4,514
                                                          ==============================================

Ratio of earnings, including interest on deposits,
     to fixed charges and preferred dividends  (3)               1.55        1.34       1.47       1.33
                                                          ==============================================



Earnings, Excluding Interest on Deposits:
     Income before income tax expense                         $ 1,267     $   773    $ 2,281    $ 1,495
     Fixed charges                                              1,460       1,479      3,149      2,923
                                                          ----------------------------------------------
                                                              $ 2,727     $ 2,252    $ 5,430    $ 4,418
                                                          ==============================================

Preferred dividends (2)                                       $     3     $     -    $     5    $     -

Fixed charges:
     Interest expense                                         $ 2,263     $ 2,270    $ 4,818    $ 4,489
     Less interest on deposits                                   (823)       (803)    (1,710)    (1,591)
     Estimated interest component of net rental expense            20          12         41         25
                                                          ----------------------------------------------
                                                                1,460       1,479      3,149      2,923
                                                          ----------------------------------------------

Fixed charges and preferred dividends                         $ 1,463     $ 1,479    $ 3,154    $ 2,923
                                                          ==============================================


Ratio of earnings, excluding interest on deposits,
to fixed charges and preferred dividends  (3)                    1.86        1.52       1.72       1.51
                                                          ==============================================


(1)  As defined in Item 503 (d) of Regulation S-K.
(2)  The preferred dividends were increased to amounts representing the pretax earnings that would be required to cover the dividend requirements.
(3)  These computations are included herein in compliance with Securities and Exchange Commission regulations.
     However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.